Exhibit 10.5

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

LICENSE AGREEMENT

This License Agreement (the AGREEMENT) is made and entered into as of June 15, 2004 (the EFFECTIVE DATE) by and between the University of Iowa Research Foundation (hereinafter UIRF) having offices at 214 Technology Innovation Center, Iowa City, Iowa 52242-5000 and Neurogenetics, Inc., (hereinafter LICENSEE), having offices at 11085 North Torrey Pines Road, Suite 300, La Jolla, CA 92037.

WHEREAS, under the patent policy of The University of Iowa (UI), all inventions and technology arising during the normal course of research and teaching at UI are assigned and entrusted to UIRF to obtain patent or other appropriate intellectual property protection and license said technology;

WHEREAS, UIRF is, therefore, owner by assignment from Timothy J. Brennan of his entire right, title and interest in United States Patent Application Serial No. 10/033,632 filed December 26, 2001, titled “Drugs for Spinal Anesthesia”, (UIRF #02028) and in the inventions described and claimed therein;

WHEREAS, LICENSEE wishes to obtain a world-wide license in order to practice the above referenced invention covered by patent rights in the United States and in certain foreign countries, and to manufacture, use and sell in the commercial market the products made in accordance therewith; and

WHEREAS, UIRF wishes to grant such a license to LICENSEE in accordance with the terms of this AGREEMENT.

NOW THEREFORE, in consideration of the foregoing premises, the parties agree as follows:

ARTICLE 1 - DEFINITIONS

1.1                               PATENT RIGHTS shall mean the patents and patent applications listed on Appendix A attached hereto, the inventions described and claimed therein, and any divisions, substitutions, substitute applications and inventors’ certificates, continuations, and continuations-in-part to the extent the claims are directed to subject matter specifically described in the patents and patent applications listed on Appendix A, patents issuing thereon, extensions, term restorations, re-examinations or reissues or renewals thereof; and any and all foreign patents and patent applications corresponding thereto which will be automatically incorporated in and added to this AGREEMENT and shall periodically be added to Appendix A attached to this AGREEMENT and made part thereof.

1.2                               LICENSED PRODUCTS shall mean products and methods the use of which would, but for a license granted under the PATENT RIGHTS, infringe the PATENT RIGHTS, including, without limitation, the LICENSED METHODS.

1.3                               LICENSED METHODS shall mean the methods and uses claimed in the PATENT RIGHTS.

1.4                               NET SALES shall mean the gross amount invoiced by LICENSEE and its AFFILIATES and its SUBLICENSEES on sales of LICENSED PRODUCTS to independent purchasers less: (a) trade, quantity and cash discounts allowed and taken; (b) refunds, rebates, chargebacks and retroactive price adjustments actually paid; (c) actual LICENSED PRODUCT returns and allowances; and (d) duties, sales taxes, excise taxes and transportation charges to third parties  actually paid by or on behalf of LICENSEE and its AFFILIATES and its SUBLICENSEES separately set forth in the invoiced amount.

1.5                               AFFILIATES shall mean any person, company, corporation, business or other entity directly or indirectly controlling, controlled by, or under common control with LICENSEE.  For purposes of this definition, “control” shall mean beneficial ownership of more than 50% (fifty percent) of the outstanding voting shares or securities or the ability otherwise to elect a majority of the board of directors or other managing authority.

1.6                               APPLICABLE LAWS shall mean all applicable laws, ordinances, rules and regulations of any kind whatsoever of any governmental (including international, foreign, federal, state and local) or regulatory authority, including, without limitation, all laws, ordinances, rules and regulations promulgated by any governmental REGULATORY AGENCY.

1.7                               CONFIDENTIAL INFORMATION shall mean information related to PATENT RIGHTS and LICENSED PRODUCTS and information that a party to this Agreement (the RECEIVING PARTY) receives (whether disclosed in writing, electronically, orally or by observation) from the other party (the DISCLOSING PARTY) that the DISCLOSING PARTY reasonably considers proprietary and marks confidential (or if received orally or by observation, is confirmed in writing as confidential by the DISCLOSING PARTY within 30 (thirty) days after such disclosure is made) unless in each case such information, as shown by competent evidence:

(a)                                  was known to the RECEIVING PARTY or to the public prior to the DISCLOSING PARTY’s disclosure; or

(b)                                  became known to the public, after the DISCLOSING PARTY’s disclosure hereunder, other than through a breach of the confidentiality provisions of this AGREEMENT by the RECEIVING PARTY or any person to whom such RECEIVING PARTY disclosed such information; or

(c)                                  was subsequently disclosed to the RECEIVING PARTY by a third party having a legal right to disclose such information to the extent not subject to an obligation of confidentiality to such third party; or

(d)                                  was developed by the RECEIVING PARTY independent of the DISCLOSING PARTY’s CONFIDENTIAL INFORMATION.

For purposes of the treatment of CONFIDENTIAL INFORMATION, the UI and UIRF shall be treated together as one party.

1.8                               FDA means the U.S. Food and Drug Administration or any successor agency.

1.9                               FIRST COMMERCIAL SALE shall mean the first sale for end use or consumption of the LICENSED PRODUCT after the FDA has granted REGULATORY APPROVAL of such LICENSED PRODUCT.

1.10                        REGULATORY AGENCY shall mean the FDA.

1.11                        REGULATORY APPROVAL shall mean any approvals (including, but not limited to, labeling approvals), product and/or establishment licenses, registrations or authorizations of any federal, state or local REGULATORY AGENCY, department, bureau or other governmental entity, necessary and sufficient for the commercial manufacture, use, storage, importation, export, transport or sale of a LICENSED PRODUCT in a particular regulatory jurisdiction.

1.12                        ROYALTY TERM shall have the meaning provided in Section 3.1.

1.13                        SUBLICENSEE shall mean any third party that is not an AFFILIATE of LICENSEE to whom LICENSEE, or an AFFILIATE of LICENSEE, grants a sublicense or an option to sublicense, or any other grant of rights under the PATENT RIGHTS to practice, make and have made, to use and have used, to import and have imported, to offer for sale and have offered for sale, and/or to sell and have sold the LICENSED PRODUCTS granted under Section 2.1 hereof.

1.14                        SUBLICENSE REVENUES shall mean all revenues received by LICENSEE or an AFFILIATE from a SUBLICENSEE pursuant to a sublicense under the PATENT RIGHTS, an option for a sublicense under the PATENT RIGHTS, or a similar agreement providing for a grant of rights under the PATENT RIGHTS, in each case granted pursuant to Section 2.1 hereof.  SUBLICENSE REVENUES shall include (a) license issue fees, (b) license maintenance fees, (c) sales and marketing fees, and (d) non FDA/clinical trial milestones.  SUBLICENSE FEES shall not include (a) FDA/clinical trial milestone fees, (b) equity investments in Licensee at fair market value, (c) any funds received at fair market value by Licensee for the conduct of research and development, (d) payments received for manufacturing, (e) royalties, (f) payment to LICENSEE or its AFFILIATES in connection with the grant of rights to any other non-UI and non-UIRF intellectual property (f) and any bona fide loan made to LICENSEE or any of its AFFILIATES.

ARTICLE 2 - GRANT

2.1                               UIRF hereby grants to LICENSEE and LICENSEE accepts, subject to the terms and conditions hereof, an exclusive (subject only to Section 2.3), worldwide license to use the LICENSED PRODUCTS under the PATENT RIGHTS.  Such license shall include the right to grant sublicenses (with the right to grant further sublicenses) subject to UIRF’s approval which approval shall not be unreasonably withheld.  LICENSEE agrees during the period of exclusivity of this license in the United States that any LICENSED PRODUCT produced for sale in the United States will be manufactured substantially in the United States.

2.2                               The term of this AGREEMENT and the exclusive license set forth in Section 2.1 shall be from the EFFECTIVE DATE until the expiration of the last to expire ROYALTY TERM.

2.3                               The granting and acceptance of this license is subject to the following conditions:

(a)                                  The terms of the UI Patent Policy approved in 1983, Public Law 96-517, and Public Law 98-620 and UIRF’s obligations under agreements with other sponsors of research.  Any right granted in this AGREEMENT greater than that permitted under Public Law 96-517 or Public Law 98-620 shall be subject to modification as may be required to conform to the provision of that statute.

(b)                                  UIRF shall have the right to make and to use and to grant non-exclusive licenses to make and to use, for research purposes only and not for any commercial purpose, the subject matter described and claimed in PATENT RIGHTS.

(c)                                  Eli Lilly and Company (LILLY) may have non-exclusive rights to the LICENSED PRODUCTS as part of a Statement of Investigation executed July 6, 1998.

(d)                                  LICENSEE shall pay all future costs connected with the commercial development of the LICENSED  PRODUCTS, including but not limited to the costs of complying with applicable governmental testing, approvals and regulations.

(e)                                  LICENSEE shall use reasonable efforts to effect introduction of the LICENSED PRODUCTS into the commercial market as soon as practicable, consistent with sound and reasonable business practices and judgment; thereafter, until the termination or expiration of this AGREEMENT, LICENSEE shall endeavor to keep LICENSED PRODUCTS reasonably available to the public.

(f)                                    UIRF shall have the right to terminate the license granted pursuant to Section 2.1 or render such license non-exclusive at any time after [***] ([***]) years from the EFFECTIVE DATE if, in UIRF’s reasonable judgment, LICENSEE:

(i)                                    fails to comply with Section 2.3(e), or

(ii)                                is not demonstrably engaged in a research, development, manufacturing, marketing, or licensing program, as appropriate, directed toward the commercial use of the LICENSED PRODUCT.

In making this determination UIRF shall take into account the normal course of programs for research, development and commercialization conducted under sound and reasonable business practices and judgment and shall take into account the reports provided hereunder by LICENSEE.

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(g)                                 All sublicenses granted by LICENSEE hereunder shall include a requirement that the SUBLICENSEE comply with LICENSEE’s obligations to UIRF under this AGREEMENT, including, without limitation, Section 2.3(e).  A copy of this AGREEMENT shall be attached to each such sublicense agreement.  Royalties charged for sublicenses by LICENSEE shall not be in excess of normal trade practice with respect to comparable licenses or sublicenses.  A copy of each such sublicense agreement shall be provided to UIRF within 45 (forty-five) days after the effective date of such sublicense agreement.

2.4                               UIRF hereby grants to LICENSEE the right to extend the licenses granted in Section 2.1 to an AFFILIATE subject to the terms and conditions hereof.

2.5                               All rights reserved to the United States Government and others under Public Law 96-517 and 98-620 shall remain and shall in no way be affected by this AGREEMENT.

ARTICLE 3 - ROYALTIES, PAYMENTS

3.1                               LICENSEE shall pay to UIRF within [***] ([***]) days after the end of each calendar quarter, the applicable royalty set forth below on NET SALES of LICENSED PRODUCTS sold by LICENSEE and its AFFILIATES and SUBLICENSEES:

(a)                                  [***]% ([***] percent) of NET SALES of LICENSED PRODUCTS sold by LICENSEE, its AFFILIATES or SUBLICENSEES if [***]; or

(b)                                  [***]% ([***]percent) of NET SALES of LICENSED PRODUCTS sold by LICENSEE, its AFFILIATES or SUBLICENSEES if [***].

Royalties shall not apply to sales among LICENSEE, its AFFILIATES and their respective SUBLICENSEES for resale. On sales between LICENSEE and its AFFILIATES or SUBLICENSEES for resale, the royalty shall be paid on the resale.

The foregoing royalty shall be payable on a LICENSED PRODUCT-by- LICENSED PRODUCT basis until the expiration of the last to expire of the PATENT RIGHTS containing a valid claim of an issued patent (the ROYALTY TERM).

3.2                               LICENSEE shall pay to UIRF a percentage of any SUBLICENSE REVENUES received within [***] ([***]) days after the end of each calendar quarter during the ROYALTY TERM as set forth below.

(a)                                  LICENSEE will pay to UIRF [***]% ([***]percent) of SUBLICENSE REVENUES received under agreements executed with a SUBLICENSEE within [***] ([***])[***]after the EFFECTIVE DATE.

(b)                                  LICENSEE will pay to UIRF the following percentage of SUBLICENSE REVENUES received under agreements executed with a SUBLICENSEE [***]: (i) [***]% ([***]percent) if [***]; and (ii) otherwise [***]% ([***]percent).

3.3                               LICENSEE shall pay to UIRF a one-time payment of $[***] ([***] dollars) upon [***].  Such payment shall accrue upon receipt of such REGULATORY APPROVAL for the LICENSED PRODUCT and shall be payable within [***] ([***]) days of accrual.  If such milestone event has occurred and associated payment has accrued prior to the EFFECTIVE DATE, LICENSEE shall pay to UIRF $[***] ([***] dollars) within [***]days of the EFFECTIVE DATE.  Such milestone payment shall be creditable against future royalties.

3.4                               LICENSEE shall pay to UIRF $[***] ([***] dollars) [***].

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3.5                               On [***], and upon each subsequent [***] during the term of this AGREEMENT, LICENSEE shall pay to UIRF an annual license maintenance fee of $[***] ([***] dollars).  Each such annual license maintenance fee shall be reduced by the total amount of any [***], and [***]on [***]accrued and paid to UIRF by LICENSEE under this AGREEMENT during the calendar year prior to such payment date, but shall not be reduced by (a) any [***]accruing in any other calendar year during the term of this AGREEMENT or (b) any [***] payable to UI pursuant to the terms of any sponsored research agreement between LICENSEE and UI.

ARTICLE 4 - REPORTING

4.1                               Prior to signing this AGREEMENT, LICENSEE has provided to UIRF a written summary of its proposed research and development plan for the LICENSED PRODUCT.

4.2                               LICENSEE shall provide written annual reports with respect to the LICENSED PRODUCT within 60 (sixty) days after June 30 of each calendar year during the term of this AGREEMENT.  Each such report shall include but not be limited to:  reports of progress on research and development, REGULATORY APPROVALS, manufacturing, sublicensing, marketing and sales of the LICENSED PRODUCT during the preceding 12 (twelve) months as well as plans for the coming year.  If progress differs from that anticipated in the plan provided under Section 4.1, LICENSEE shall explain the reasons for the difference and provide a modified plan to UIRF.  LICENSEE shall also provide any reasonable additional data UIRF requires to evaluate LICENSEE’s performance.

4.3                               LICENSEE shall report to UIRF the date of FIRST COMMERCIAL SALE of the LICENSED PRODUCT within 30 (thirty) days of occurrence.

4.4

(a)                                  LICENSEE agrees to submit to UIRF within [***] ([***]) days after the calendar quarters ending March 31, June 30, September 30, and December 31, reports setting forth for the preceding 3 (three) month period at least the following information:

(i)                                    the number of LICENSED PRODUCTS sold by LICENSEE, its AFFILIATES and SUBLICENSEES;

(ii)                                total billings for such LICENSED PRODUCTS;

(iii)                            the amount of royalty that is due and payable to UIRF under Section 3.1;

(iv)                               total SUBLICENSE REVENUES received and the amount of the payment that is due and payable to UIRF under Section 3.2; and

(v)                                   the basis for calculating such payments.

Such report shall be certified as correct by an officer of LICENSEE and shall include a detailed listing of all deductions from NET SALES and royalties as specified herein.  If no royalties or payments on SUBLICENSE REVENUES are due to UIRF for any reporting period, the written report shall so state.

(b)                                  All payments due hereunder shall be payable in United States dollars.  Whenever conversion of foreign currency to U.S. dollars shall be required, such conversion shall be made using LICENSEE’s then current standard exchange rate methodology for the translation of foreign currency sales into U.S. Dollars or, in the case of other sales by AFFILIATES and SUBLICENSEES, such similar methodology, consistently applied.  Any withholding of taxes levied by tax authorities on payments hereunder shall be borne by UIRF and deducted by LICENSEE from the sums otherwise payable by it hereunder for payment to the proper tax authorities on behalf of UIRF.  LICENSEE agrees to cooperate with UIRF in the event that UIRF claims

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exemption from such withholding or seeks credits or deductions under any double taxation or similar treaty or agreement from time to time in force, such cooperation to consist of providing receipts of payment of such withheld tax or other documents reasonably available to LICENSEE.

(c)                                  All such reports shall be maintained in confidence by UIRF, except as required by law, including Public Law 96-517 and 98-620.

(d)                                  Late payments shall be subject to an interest charge of [***]% ([***] percent) per month.

ARTICLE 5 - RECORD KEEPING

5.1                               LICENSEE shall keep, and shall require its AFFILIATES and SUBLICENSEES to keep, accurate and correct records of LICENSED PRODUCTS made, used or sold under this AGREEMENT, appropriate to determine the amount of royalties and payments on SUBLICENSE REVENUES due hereunder to UIRF.  Such records shall be retained for at least [***] ([***]) years following a given reporting period.  UIRF will have the right, during regular business hours and upon reasonable advance notice, to have such books and records of LICENSEE described above audited no more than [***] ([***]) time per calendar year so as to verify the accuracy of the information previously reported to UIRF.  UIRF will, for purposes of such audit, utilize the services of UIRF’s Internal Audit Department or a certified public accountant selected by UIRF and approved by LICENSEE, such approval not to be unreasonably withheld.  Such audit may cover the [***] ([***]) [***]years preceding the date of the request for such audit and may not cover any other calendar years.  Notwithstanding the foregoing, no audit of LICENSEE pursuant to this Section 5.1 will cover any period of time preceding the EFFECTIVE DATE.  Such audit right shall continue for [***] ([***]) [***]years following termination of this AGREEMENT.

5.2                               Such accountants and/or UIRF’s Internal Audit Department and UIRF will keep confidential any information obtained during such audit and will verify only reports and payments due, hereunder.  The cost of such audit will be borne by UIRF; however, if such audit shows that the amount of any royalties or any other payments owed to UIRF is greater than or equal to [***]% ([***]percent) or more than the amount of royalties or any other payments paid for the calendar year(s) that are the subject of the audit, the cost of the audit will be borne by LICENSEE. Within [***] ([***]) days after both parties have received a copy of an audit report, LICENSEE or UIRF, as appropriate, will compensate the other party for payment errors or omissions revealed by the audit.

ARTICLE 6 - FILING, PROSECUTION AND MAINTENANCE OF PATENTS

6.1                               LICENSEE shall reimburse UIRF for all reasonable expenses UIRF has incurred through [***], for the preparation, filing, prosecution and maintenance of the patent applications and patents included in the PATENT RIGHTS, in the amount of $[***] and shall reimburse UIRF for all reasonable out-of-pocket expenses incurred by UIRF after [***] for the preparation, filing, prosecution and maintenance of the patent applications and patents included in the PATENT RIGHTS within [***] ([***]) days after receipt of an invoice from UIRF for such amounts.  Late payment of these invoices shall be subject to interest charges of [***]% ([***] percent) per month.  UIRF shall take responsibility for the preparation, filing, prosecution and maintenance of any and all patent applications and patents included in the PATENT RIGHTS.  UIRF shall promptly inform LICENSEE regarding all matters directly pertaining to prosecution of the patent applications and patents included in the PATENT RIGHTS, and shall seek LICENSEE’s counsel concerning all proposed courses of action affecting the patent applications and patents included in the PATENT RIGHTS, including but not limited to the geographic scope of patent protection that LICENSEE wishes to obtain, and all proposed courses of action in any interference proceedings.  If UIRF decides to allow any patent included in the PATENT RIGHTS to lapse or if UIRF wishes to abandon any patent application or patent included in the PATENT RIGHTS, UIRF shall notify LICENSEE in writing not less than 60 (sixty) days prior to taking such action.  If UIRF allows to lapse, or abandons, any patent or patent application included under the PATENT RIGHTS for any reason except for UIRF’s legitimate belief that no valid, allowable claim may legally issue or continue, then LICENSEE shall have the right to assume the responsibility for such patent or patent application.  If such is the case, UIRF may not be able to compel UI inventors to further

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contribute to the prosecution of such patent or patent application.  If LICENSEE assumes the responsibility for any such patent, or patent application, the patent or patent application shall still be considered part of the PATENT RIGHTS, and shall still be treated under the prevailing terms of the License.

6.2                               UIRF and LICENSEE shall cooperate fully in the preparation, filing, prosecution and maintenance of the patent applications and patents included in the PATENT RIGHTS, executing all papers and instruments or requiring members of UIRF to execute such papers and instruments as to enable UIRF to apply for, to prosecute and to maintain the patent applications and patents included in the PATENT RIGHTS in UIRF’s name.  Each party shall provide to the other prompt notice as to all matters which come to its attention and which may affect the preparation, filing, prosecution or maintenance of any such patent applications or patents included in the PATENT RIGHTS.

6.3                               If LICENSEE elects to no longer pay the expenses of a patent application or patent included in the PATENT RIGHTS, LICENSEE shall notify UIRF not less than 60 (sixty) days prior to such action and shall thereby surrender its rights under such patent or patent application.

ARTICLE 7 - MARKING

7.1                               If a patent within the PATENT RIGHTS has been or is subsequently issued to UIRF covering any feature or features of the LICENSED PRODUCT, LICENSEE agrees to mark each and every package or container in which the LICENSED PRODUCT is used or sold by or for LICENSEE with marking complying with the provisions of Title 35, U.S. Code, Section 287, if required, or any future equivalent provisions of the United States relating to the marking of patented devices, or with marking complying with the law of the country where the LICENSED PRODUCT is shipped, used or sold.

ARTICLE 8 - INFRINGEMENT

8.1                               With respect to any PATENT RIGHTS under which LICENSEE is exclusively licensed pursuant to this AGREEMENT, LICENSEE, its AFFILIATES or its SUBLICENSEES shall have the right (but not the obligation) to prosecute in its own name and at its own expense any infringement of such patent, so long as such license is exclusive at the time of the commencement of such action.  UIRF agrees to notify LICENSEE promptly of each infringement of such patents of which UIRF is or becomes aware.  Before LICENSEE, its AFFILIATES or its SUBLICENSEES commences an action with respect to any infringement of such patents LICENSEE shall give careful consideration to the views of UIRF and to potential effects on the public interest in making its decision whether or not to sue and in the case of a LICENSEE sublicense, shall report such views to the SUBLICENSEE.

8.2                               If LICENSEE or its AFFILIATES elects to sue for patent infringement, UIRF agrees to be named as nominal third party plaintiff if necessary to the commencement of any such action, and further agrees to provide any information available to UIRF and needed by LICENSEE in prosecuting such action.  LICENSEE shall reimburse UIRF for any costs it incurs as part of an action brought by LICENSEE its AFFILIATES, or its SUBLICENSEE, irrespective of whether UIRF shall become a co-plaintiff.

8.3                               If LICENSEE, or its AFFILIATE or SUBLICENSEE, if applicable pursuant to the applicable sublicense, elects to sue for patent infringement as described above, LICENSEE may reduce, by up to [***]% ([***]percent), the royalty due to UIRF earned under the patent subject to suit by [***]% ([***]percent) of the amount of the expenses and costs of pursuing such action, including attorney fees. In the event that such [***]% ([***]percent) of such expenses and costs exceed the amount of royalties withheld by LICENSEE for any calendar year, LICENSEE may to that extent reduce the royalties due to UIRF from LICENSEE in succeeding calendar years, but never by more than [***]% ([***]percent) of the royalty due in any one year.

8.4                               No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of UIRF, which consent shall not be unreasonably withheld.

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8.5                               Recoveries or reimbursements from the pursuit of such action shall first be applied to reimburse LICENSEE and UIRF for expenses and costs of pursuing such action (including reimbursement of the amount by which UIRF royalties were reduced pursuant to Section 8.3).  Any remaining amount will be distributed to the party that brought the action, provided that any such amount received by LICENSEE, or its AFFILIATES or SUBLICENSEES that represents lost sales of LICENSED PRODUCT shall be deemed NET SALES of LICENSED PRODUCT hereunder.

8.6                               In the event that LICENSEE, or its AFFILIATES or SUBLICENSEES, if applicable, elect not to exercise their right to prosecute an infringement of the PATENT RIGHTS pursuant to Sections 8.1 through 8.5, UIRF may do so at its own expense, controlling such action and retaining all recoveries there from.

8.7                               Except with respect to PATENT RIGHTS with respect to which an infringement action has been brought by LICENSEE, its AFFILIATES or SUBLICENSEES pursuant to Section 8.1, if a declaratory judgment action alleging invalidity of any of the PATENT RIGHTS shall be brought against LICENSEE, or its AFFILIATES or SUBLICENSEES, or UIRF, then UIRF, at its sole option, shall have the right (but not the obligation) to intervene and take over the sole defense of the action at its own expense.

8.8                               If a third party institutes a patent, trade secret or other infringement suit against LICENSEE or its AFFILIATES or SUBLICENSEES during the term of this AGREEMENT, alleging that the manufacture, marketing, sale, use or importation of the LICENSED PRODUCT infringes one or more patents or other intellectual property rights held by such third party, then LICENSEE, or if applicable, its AFFILIATE or SUBLICENSEE will have the sole right (but not the obligation), at its sole expense, to assume direction and control of the defense of such claims.  LICENSEE will not have the right to settle or otherwise dispose of any such claim in a manner that would diminish the rights or interests of UIRF without the consent of UIRF, which consent will not be unreasonably withheld.

8.9                               In the event LICENSEE is sued by a third party, and as a result of the settlement of such suit is required to pay a royalty to a third party on a LICENSED PRODUCT, the amount of royalty paid will be deducted from the royalty payment due to the UIRF for that LICENSED PRODUCT.  In the event the settlement prevents the LICENSEE from continuing sales of a LICENSED PRODUCT, no additional royalties will apply for that LICENSED PRODUCT.

ARTICLE 9 - CONFIDENTIALITY

9.1                               The parties agree that, unless the RECEIVING PARTY obtains the prior written consent of the DISCLOSING PARTY, at all times during the term of this AGREEMENT and for a [***] year period following its expiration or earlier termination of this AGREEMENT, the RECEIVING PARTY will keep completely confidential, will not publish or otherwise disclose and will not use directly or indirectly for any purpose other than as contemplated by this AGREEMENT any CONFIDENTIAL INFORMATION of the DISCLOSING PARTY.

9.2                               During the Royalty Term, UIRF shall not disclose unpublished PATENT RIGHTS without LICENSEE’S express written consent, such consent not be unreasonably withheld.

9.3                               Each party may disclose CONFIDENTIAL INFORMATION to the extent that such disclosure is:

(a)                                  made in response to a valid order or subpoena of a court of competent jurisdiction or other governmental body of a country or any political subdivision thereof of competent jurisdiction; provided, however, that the RECEIVING PARTY will first have given reasonable notice to the DISCLOSING PARTY (if practicable) and given the DISCLOSING PARTY a reasonable opportunity to quash such order or subpoena and to obtain a protective order covering the CONFIDENTIAL INFORMATION; provided further, that if a disclosure order or subpoena is not quashed or a protective order is not obtained, the CONFIDENTIAL INFORMATION disclosed in response to such court or governmental order or subpoena will be limited to that information that is legally required to be disclosed in such response to such court or governmental order or subpoena;

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(b)                                  otherwise required by law, in the opinion of legal counsel to the RECEIVING PARTY; provided, however, that the RECEIVING PARTY will first have given reasonable notice to the DISCLOSING PARTY (if practicable) and given the DISCLOSING PARTY a reasonable opportunity to obtain a protective order or confidential treatment with respect to the CONFIDENTIAL INFORMATION; provided further, that if a protective order is not obtained, the CONFIDENTIAL INFORMATION so disclosed will be limited to that information that is legally required to be disclosed as required by applicable law;

(c)                                  made by the RECEIVING PARTY to a governmental or regulatory authority, including FDA, as required to conduct clinical trials or obtain or maintain marketing approval for the LICENSED PRODUCT, provided that reasonable effort will be taken to ensure confidential treatment of such information;

(d)                                  made by the RECEIVING PARTY to a third party as may be necessary or useful in connection with the manufacture, development and commercialization of the LICENSED PRODUCT, provided that the RECEIVING PARTY will in each case obtain from the proposed third party recipient a written confidentiality agreement containing confidentiality and non-use obligations no less protective than those set forth in this AGREEMENT;

(e)                                  made by the RECEIVING PARTY to a State, United States or foreign tax authority;

(f)                                    made by a RECEIVING PARTY or any representative of the RECEIVING PARTY in the filing or publication of patents or patent applications relating to the PATENT RIGHTS, to the extent such disclosure in the filing or publication of the patent or patent application is reasonably necessary for support of the patent or patent application;

(g)                                 made by a RECEIVING PARTY in order to comply with applicable securities law disclosure requirement or any disclosure requirements of any applicable stock market or securities exchange; or

(h)                                 made by the RECEIVING PARTY to its representatives or to third parties in connection with financing activities of the RECEIVING PARTY; provided, however, that: (i) each such representative or third party has a need to know such CONFIDENTIAL INFORMATION and has an obligation to maintain the confidentiality of such information, (ii) the RECEIVING PARTY informs each representative or third party receiving CONFIDENTIAL INFORMATION of its confidential nature, and (iii) the RECEIVING PARTY will be responsible for any breach of this Article 9 by any of its representatives or such third parties to the same extent as if the breach were by the RECEIVING PARTY.

ARTICLE 10 - TERMINATION OF AGREEMENT

10.1                        Upon any termination of this AGREEMENT, and except as provided herein to the contrary, all rights and obligations of the parties hereunder shall cease, except as follows:

(a)                                  UIRF’s right to receive or recover and LICENSEE’s obligation to pay royalties, milestones and payments on SUBLICENSE REVENUES accrued or accruable for payment at the time of any termination pursuant to Articles 3 and 4;

(b)                                  LICENSEE’s obligation to maintain records and UIRF’s right to conduct a final audit as provided in Article 5 of this AGREEMENT;

(c)                                  The parties rights and obligations under Sections 4, 7, 9, 10, 11, 12.3, 13, 14 and 15; and

(d)                                  Any cause of action or claim of UIRF, accrued or to accrue because of any breach or default by LICENSEE.

10.2                        In the event LICENSEE fails to make payments due hereunder, UIRF shall have the right to terminate this AGREEMENT upon 45 (forty-five) days written notice, unless LICENSEE makes such payments plus interest within the 45 (forty-five) day notice period.  If payments are not so made, UIRF may immediately terminate this AGREEMENT.

10.3                        In the event that LICENSEE shall be in default in the performance of any obligations under this AGREEMENT (other than as provided in Section 10.2, which shall take precedence over any other default), and if the default has not been remedied within 90 (ninety) days after the date of notice in writing of such default, UIRF may terminate this AGREEMENT immediately by written notice.

10.4                        This Agreement will automatically terminate if Licensee becomes insolvent, makes an assignment for the benefit of creditors, files or has filed against it a petition in bankruptcy or seeking reorganization, has a receiver appointed, or institutes any proceedings for liquidation or winding-up.  Upon any termination as defined herein, Licensee shall cease all use of the PATENT RIGHTS and PATENT RIGHTS shall be automatically returned to UIRF.

10.5                        In the event that UIRF shall be in default in the performance of any obligations under this AGREEMENT, and if the default has not been remedied within 60 (sixty) days after the date of notice in writing of such default, LICENSEE may terminate this AGREEMENT immediately by written notice.

10.6                        LICENSEE shall have the right to terminate this AGREEMENT by giving 90 (ninety) days advance written notice to UIRF to that effect.  Upon termination, a final report shall be submitted and any payments due pursuant to Articles 3 or 6 to UIRF become immediately payable.

10.7                        In the event that this AGREEMENT terminates for any reason, any sublicenses granted by LICENSEE hereunder shall be automatically assigned to UIRF, provided that such SUBLICENSEES continue to fulfill all obligations to UIRF under this AGREEMENT.

10.8                        LICENSEE, its AFFILIATES and SUBLICENSEES shall have the right during a period of 6 (six) months following the EFFECTIVE DATE of such termination to sell or otherwise dispose of the current inventory of LICENSED PRODUCT existing at the time of such termination, and shall make a final report and payment of all royalties and payments on SUBLICENSE REVENUES related thereto within 60 (sixty) days following the end of such period or the date of the final disposition of such inventory, whichever first occurs.

ARTICLE 11 – ASSIGNMENT

11.1                        The rights and licenses granted to LICENSEE by UIRF in this AGREEMENT are specific and may not be assigned or otherwise transferred to any party, without the prior written approval of UIRF, except as provided in Section 11.2.  Any attempted assignment or transfer without such approval shall be void and shall automatically terminate all rights of LICENSEE under this AGREEMENT.  This AGREEMENT shall be binding on and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

11.2                        LICENSEE may assign its rights and obligations under this AGREEMENT, without the prior written approval of UIRF, to any entity with which it may merge or consolidate or to any entity to whom it may transfer substantially all of its assets to which this AGREEMENT relates or to any entity which may acquire LICENSEE (including, in each case, any company created as a new vehicle upon any such merger, transfer or acquisition).  If LICENSEE assigns it rights and obligations as part of a merger, consolidation or asset transfer, LICENSEE must notify UIRF of such transfer within [***] of such transfer, and the new assignee must acknowledge and agree to assumption of the rights and responsibilities of the License within the same period of time, or the UIRF may immediately terminate the License.

ARTICLE 12 - REPRESENTATIONS AND WARRANTIES:  LIMITATIONS

12.1                        Nothing in this AGREEMENT shall be construed as:

***   Confidential Treatment Requested

(a)                                  A warranty or representation by UIRF as to the validity or scope of any patent or patent application included in the PATENT RIGHTS; or

(b)                                  A warranty or representation that anything made, used or sold under the license granted in this agreement is or will be free from infringement of patents owned by third parties; or

(c)                                  Conferring a right to use in advertising, publicity or otherwise the name of UI or UIRF, or the inventors, unless UIRF has specifically approved the same in writing.

12.2                        EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED OR EXPRESS WARRANTIES AND MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PATENT RIGHTS, LICENSED METHOD OR LICENSED PRODUCT.  UIRF assumes no responsibilities whatever with respect to design, development, manufacture, use, sale or other disposition by LICENSEE or AFFILIATES or SUBLICENSEES of LICENSED PRODUCT.  The entire risk as to the design, development, manufacture, offering for sale, sale, or other disposition and performance of LICENSED PRODUCT is assumed by LICENSEE, its AFFILIATES and SUBLICENSEES.

ARTICLE 13 – INDEMNIFICATION

13.1

(a)                                  LICENSEE shall indemnify, defend and hold harmless UIRF and UI and their current or former directors, governing board members, trustees, officers, faculty, medical and professional staff, employees, students, and agents and their respective successors, heirs and assigns (the UIRF INDEMNITEES), against any liability, damage, loss or expenses (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the UIRF INDEMNITEES or any one of them in connection with any claims, suits, actions, demands or judgments by or of any third party arising out of any theory of product liability (including, but not limited to, actions in the form of tort, warranty or strict liability) concerning any product, process or service made, used or sold pursuant to any right or license granted under this Agreement.

(b)                                  LICENSEE agrees, at its own expense, to provide attorneys reasonably acceptable to UIRF to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

ARTICLE 14 – INSURANCE

14.1                        Beginning at the time of the FIRST COMMERCIAL SALE of the LICENSED PRODUCT by LICENSEE, its AFFILIATE, or SUBLICENSEE, LICENSEE shall, at its sole cost and expense procure and maintain comprehensive general liability insurance in amounts not less than $[***] per incident and $[***] annual aggregate and naming the UIRF INDEMNITEES as additional insureds.  During clinical trials of the LICENSED PRODUCT, LICENSEE shall, and shall ensure that its AFFILIATES and SUBLICENSEES, at their sole cost and expense, procure and maintain comprehensive general liability insurance in such equal or lesser amounts as UIRF shall require, naming the UIRF INDEMNITEES as additional insureds.  Such comprehensive general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for LICENSEE’s, its AFFILIATES’ or SUBLICENSEES’, as applicable, indemnification under this AGREEMENT.  If LICENSEE or its AFFILIATES or SUBLICENSEES elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $[***] annual aggregate) such self-insurance program must be acceptable to UIRF.  The minimum amounts of insurance coverage required shall not be construed to create a limit of LICENSEE’s liability with respect to its indemnification under this AGREEMENT.

***   Confidential Treatment Requested

14.2                        LICENSEE shall provide UIRF with written evidence of such insurance upon request of UIRF.  LICENSEE shall provide UIRF with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance; if LICENSEE does not obtain replacement insurance providing comparable coverage within such 15 (fifteen) day period, UIRF shall have the right to terminate this Agreement effective at the end of such 15 (fifteen) day period without notice or any additional waiting periods.

14.3                        LICENSEE shall maintain such comprehensive general liability insurance (i) beyond the expiration or termination of this AGREEMENT during the period that the LICENSED PRODUCT is being commercially distributed or sold by LICENSEE, its AFFILIATES or SUBLICENSEES and (ii) a reasonable period thereafter.

ARTICLE 15 – MISCELLANEOUS

15.1                        In the event of any controversy or claim arising out of or relating to any provision of this AGREEMENT or the breach thereof, the parties shall try to settle such conflicts amicably between themselves.  Subject to the limitation stated in the final sentence of this section, any such conflict which the parties are unable to resolve may be settled through arbitration conducted in accordance with the rules of the American Arbitration Association.  In the event a dispute is arbitrated, the demand for arbitration shall be filed within a reasonable time after the controversy or claim has arisen, and in no event after the date upon which institution of legal proceedings based on such controversy or claim would be barred by the applicable statutes of limitation.  Such arbitration shall be held in Des Moines, Iowa.  The arbitration shall be conducted by 3 (three) arbitrators who are knowledgeable in the subject matter which is at issue in the dispute.  One arbitrator will be selected by UIRF, 1 (one) arbitrator will be selected by LICENSEE, and the 3rd (third) arbitrator will be selected by mutual agreement of the 2 (two) arbitrators selected by the parties.  The arbitrators shall be authorized to grant any temporary, preliminary or permanent equitable remedy or relief they deem just and equitable and within the scope of this AGREEMENT, including, without limitation, an injunction or order for specific performance.  Notwithstanding anything in this AGREEMENT to the contrary, either party may immediately pursue an action at law or equity in a court of competent jurisdiction related to any breach or alleged breach of Article 10 or for patent validity or infringement claims.  The award through arbitration shall be final and binding. Either party may enter any such award in a court having jurisdiction or may make application to such court for judicial acceptance of the award and an order of enforcement, as the case may be. Notwithstanding the foregoing, either party may, without recourse to arbitration, assert against the other party a third-party claim or cross-claim in any action brought by a third party, to which the subject matter of this AGREEMENT may be relevant.

15.2                        Should a court of competent jurisdiction later consider any provision of this AGREEMENT to be invalid, illegal, or unenforceable, it shall be considered severed from this AGREEMENT.  All other provisions, rights and obligations shall continue without regard to the severed provision, provided that the remaining provisions of this AGREEMENT are in accordance with the intention of the parties.

15.3                        No waiver by a party of any breach of this AGREEMENT, no matter how long continuing or how often repeated, shall be deemed a waiver of any subsequent breach thereof, nor shall any delay or omission on the part of a party to exercise any right, power or privilege hereunder be deemed a waiver of such right, power or privilege.

15.4                        The relationship between the parties is that of independent contractors. LICENSEE shall not be deemed to be an agent of UIRF in connection with the exercise of any rights hereunder, and shall not have any right or authority to assume or create any obligation or responsibility on behalf of UIRF.

15.5                        No party hereto shall be deemed to be in default of any provision of this AGREEMENT, or for any failure in performance, resulting from acts or events beyond the reasonable control of such party, such acts of God, acts of civil or military authority, civil disturbance, war, strikes, fires, power failures, natural catastrophes, or any other event similar to those enumerated above.  Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the party has not caused such event(s) to occur.  Notice of a party’s failure or delay in performance due to force majeure must be given to the other party within five (5) calendar days after its occurrence.  All delivery dates under this AGREEMENT that have been affected by force majeure shall be tolled for the duration of such force majeure.  In no event shall any party be required to prevent or settle any labor disturbance or dispute.

15.6                        This AGREEMENT may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

ARTICLE 16 - NOTICES; APPLICABLE LAW

16.1                        Any notice, report or payment provided for in this AGREEMENT shall be deemed sufficiently given if in writing and when sent by express courier, certified or registered mail addressed to the party for whom intended at the address set forth below, or to such address as either party may hereafter designate in writing to the other:

(a)	For UIRF:	University of Iowa Research Foundation

Attn: Executive Director
214 Technology Innovation Center
Iowa City, Iowa 52242-5000

(b)	For the LICENSEE:	Neurogenetics, Inc.

11085 North Torrey Pines Road
Suite 300
La Jolla, CA 92037

16.2                        This AGREEMENT shall be construed, interpreted, and applied in accordance with the laws of the State of Iowa.

16.3                        LICENSEE agrees to comply with all APPLICABLE LAWS and governmental regulations.  In particular, it is understood and acknowledged that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling the export of such commodities and technical data, including all Export Administration Regulations of the United States Department of Commerce.  These laws and regulations among other things, prohibit or require a license for the export of certain types of technical data to certain specified countries.  LICENSEE hereby agrees and gives written assurance that it will comply with all United States laws and regulations controlling the export of commodities and technical data, that it will be solely responsible for any violation of such by LICENSEE or its AFFILIATES or SUBLICENSEES, and that it will defend and hold UIRF harmless in the event of any legal action of any nature occasioned by such violation.

ARTICLE 17 – INTEGRATION

17.1                        This AGREEMENT constitutes the final and entire agreement between the parties, and supersedes all prior written agreements and any prior or contemporaneous oral understanding regarding the subject matter hereof.  Any representation, promise or condition in connection with such subject matter which is not incorporated in this AGREEMENT shall not be binding on either party.  No modification, renewal, extension or termination of this AGREEMENT or any of its provisions shall be binding upon the party against whom enforcement of such modification, renewal, extension or termination is sought, unless made in writing and signed on behalf of such party by a duly authorized officer.

IN WITNESS WHEREOF, each of the parties have caused this AGREEMENT to be executed by its duly authorized representative.

UIRF		LICENSEE
The University of Iowa Research Foundation		Neurogenetics, Inc.

By	/s/ W. Bruce Wheaton	By:	/s/Neil Kurtz
Name:	W. Bruce Wheaton	Name:	Neil M Kurtz M.D.
Title:	Executive Director	Title:	Chief Executive Officer

Appendix A

The following comprise PATENT RIGHTS:

United States Patent Application Serial No. 10/033,632; filed December 26, 2001; titled “Drugs for Spinal Anesthesia”; Timothy J. Brennan, inventor.